EXHIBIT A

                     AGREEMENT AND PLAN OF REORGANIZATION

   THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Plan"), is made as of this 5th day of March, 2003, by and between Franklin Templeton International Trust (the "Trust"), a statutory trust created under the laws of the State of Delaware in 1991, with its principal place of business at One Franklin Parkway, San Mateo, California 94403-1906, on behalf of its series, Templeton Pacific Growth Fund ("Pacific Growth Fund"), and Templeton Funds, Inc. (the "Company"), a corporation organized under the laws of the State of Maryland in 1977 with its principal place of business at 500 East Broward Boulevard, Suite 2100, Fort Lauderdale, Florida 33394-3091, on behalf of its series, Templeton Foreign Fund ("Foreign Fund").

                            PLAN OF REORGANIZATION

   The reorganization (hereinafter referred to as the "Plan of Reorganization") will consist of (i) the acquisition by the Company on behalf of Foreign Fund, of substantially all of the property, assets and goodwill of Pacific Growth Fund in exchange solely for full and fractional Class A, Class C and Advisor Class shares of common stock, par value $1.00 per share, of Foreign Fund ("Foreign Fund Shares"); (ii) the distribution Foreign Fund Shares to the shareholders of Class A, Class C and Advisor Class share of Pacific Growth Fund (the "Pacific Growth Fund Shares"), according to their respective interests in Pacific Growth Fund in complete liquidation of Pacific Growth Fund; and (iii) the dissolution of Pacific Growth Fund as soon as is practicable after the closing (as defined in Section 3, hereinafter called the "Closing"), all upon and subject to the terms and conditions of this Plan hereinafter set forth.

                                   AGREEMENT

   In order to consummate the Plan and in consideration of the premises and of the covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

1. Sale and Transfer of Assets, Liquidation and Dissolution of Pacific Growth Fund.

   (a) Subject to the terms and conditions of this Plan, and in reliance on the representations and warranties of the Company, on behalf of Foreign Fund, herein contained, and in consideration of the delivery by the Company of the number of Foreign Fund Shares hereinafter provided, the Trust on behalf of Pacific Growth Fund agrees that it will convey, transfer and deliver to the Company, for the benefit of Foreign Fund, at the Closing all of Pacific Growth Fund's then existing assets, free and clear of all liens, encumbrances, and claims whatsoever (other than shareholders' rights of redemption), except for cash, bank deposits, or cash equivalent securities in an estimated amount necessary to: (i) pay Pacific Growth Fund's share of the costs and expenses of carrying out this Plan (including, but not limited to, fees of counsel and accountants, and expenses of its liquidation and dissolution contemplated hereunder), which costs and expenses shall be established on Pacific Growth Fund's books as liability reserves; (ii) discharge its unpaid liabilities on its books at the closing date (as defined in Section 3, hereinafter called the "Closing Date"), including, but not limited to, its income dividends and capital gains distributions, if any, payable for the period prior to, and through, the Closing Date and excluding those liabilities that would otherwise be discharged at a later date in the ordinary course of business; and (iii) pay such contingent liabilities as the Board of Trustees of the Trust shall reasonably deem to exist against Pacific Growth Fund, if any, at the Closing Date, for which contingent and other appropriate liability reserves shall be established on Pacific Growth Fund's books (hereinafter "Net Assets"). The Company shall not assume any liability of Pacific Growth Fund and Pacific Growth Fund shall use its reasonable best efforts to discharge all of its known liabilities, so far as may be possible, from the cash, bank deposits and cash equivalent securities described above. Pacific Growth Fund shall also retain any and all rights that it may have over and against any person that may have accrued up to and including the close of business on the Closing Date.

   (b) Subject to the terms and conditions of this Plan, and in reliance on the representations and warranties of the Trust, on behalf of Pacific Growth Fund, herein contained, and in consideration of such sale, conveyance, transfer, and delivery, the Company agrees at the Closing to deliver to the Trust the number of Foreign Fund Shares, determined by dividing the net asset value per share of each of Class A, Class C and Advisor Class shares of Pacific Growth Fund by the net asset value per share of each of Class A, Class C and Advisor Class shares of Foreign Fund, respectively, and separately multiplying the result thereof by the number of outstanding Class A, Class C and Advisor Class shares, respectively, of Pacific Growth Fund, as of 4:00 p.m. Eastern time on the Closing Date. The number of Foreign Fund Shares delivered to the Trust shall have an aggregate net asset value equal to the value of the Pacific Growth Fund's Net Assets, all determined as provided in Section 2 of this Plan and as of the date and time specified therein.

   (c) Immediately following the Closing, the Trust shall dissolve Pacific Growth Fund and distribute pro rata to Pacific Growth Fund's shareholders of record as of the close of business on the Closing Date, Foreign Fund Shares received by Pacific Growth Fund pursuant to this Section 1. Such dissolution and distribution shall be accomplished by the establishment of accounts on the share records of Pacific Growth Fund of the type and in the amounts due such shareholders based on their respective holdings as of the close of business on the Closing Date. Fractional Foreign Fund Shares shall be carried to the third decimal place. As promptly as practicable after the Closing, each holder of any outstanding certificate or certificates representing shares of beneficial interest of Pacific Growth Fund shall be entitled to surrender the same to the transfer agent for Foreign Fund in exchange for the number of Foreign Fund Shares of the same class into which the Pacific Growth Fund Shares theretofore represented by the certificate or certificates so surrendered shall have been converted. Certificates for Foreign Fund Shares shall not be issued, unless specifically requested by the shareholders. Until so surrendered, each outstanding certificate which, prior to the Closing, represented shares of beneficial interest of Pacific Growth Fund shall be deemed for all Foreign Fund's purposes to evidence ownership of the number of Foreign Fund Shares into which the Pacific Growth Fund Shares (which prior to the Closing were represented thereby) have been converted.

   (d) At the Closing, each shareholder of record of Pacific Growth Fund as of the record date (the "Distribution Record Date") with respect to any unpaid dividends and other distributions that were prepared prior to the Closing, including any dividend or distribution declared pursuant to Section 8(e) hereof, shall have the right to receive such unpaid dividends and distributions with respect to the shares of Pacific Growth Fund that such person had on such Distribution Record Date.

   (e) All books and records relating to Pacific Growth Fund, including all books and records required to be maintained under the Investment Company Act of 1940, as amended (the "1940 Act") and the rules and regulations thereunder, shall be available to the Company from and after the date of this Agreement, and shall be turned over to the Company on or prior to the Closing.

2.  Valuation.

   (a) The net asset value of Foreign Fund Shares and Pacific Growth Fund Shares and the value of Pacific Growth Fund's Net Assets to be acquired by Foreign Fund hereunder shall in each case be computed as of 4:00 p.m. Eastern time on the Closing Date unless on such date (a) the New York Stock Exchange ("NYSE") is not open for unrestricted trading or (b) the reporting of trading on the NYSE or elsewhere is disrupted or (c) any other extraordinary financial event or market condition occurs (all such events described in (a), (b) or (c) are each referred to as a "Market Disruption"). The net asset value per share of the Foreign Fund Shares and Pacific Growth Fund Shares and the value of Pacific Growth Fund's Net Assets shall be computed in accordance with the valuation procedures set forth in the respective prospectuses of Foreign Fund and Pacific Growth Fund.

   (b) In the event of a Market Disruption on the proposed Closing Date so that an accurate appraisal of the net asset value of Foreign Fund Shares or Pacific Growth Fund Shares or the value of the Pacific Growth Fund's Net Assets is impracticable, the Closing Date shall be postponed until the first business day when regular trading on the NYSE shall have been fully resumed and reporting shall have been restored and other trading markets are otherwise stabilized.

   (c) All computations of value regarding the net asset value of the Foreign Fund Shares and Pacific Growth Fund Shares and the value of Pacific Growth Fund's Net Assets shall be made by the investment advisor to Foreign Fund; provided, however, that all computations of value shall be subject to review by Pacific Growth Fund.

3.  Closing and Closing Date.

     The Closing Date shall be March 9, 2003, or such later date as the parties may mutually agree. The Closing shall take place at the principal office of the Trust at 5:00 p.m., Eastern time, on the Closing Date. The Trust on behalf of Pacific Growth Fund shall have provided for delivery as of the Closing of those Net Assets of Pacific Growth Fund to be transferred to the account of Foreign Fund's Custodian, JPMorgan Chase Bank, Network Management, 4 Chase MetroTech Center--10th Floor, Brooklyn, NY 11245. Also, the Trust, on behalf of Pacific Growth Fund, shall deliver at the Closing a list of names and addresses of the shareholders of record of each class of Pacific Growth Fund Shares and the number of full and fractional shares of beneficial interest owned by each such shareholder, indicating thereon which such shares are represented by outstanding certificates and which by book-entry accounts, all as of 4:00 p.m. Eastern time on the Closing Date, certified by its transfer agent or by its President to the best of its or his knowledge and belief. The Company on behalf of Foreign Fund shall issue and deliver a certificate or certificates evidencing the Foreign Fund Shares to be delivered to the account of Pacific Growth Fund at said transfer agent registered in such manner as the officers of the Trust on behalf of Pacific Growth Fund may request, or provide evidence satisfactory to the Trust that such Foreign Fund Shares have been registered in an account on the books of Foreign Fund in such manner as the officers of the Trust on behalf of Pacific Growth Fund may request.

4.  Representations and Warranties by the Company on behalf of Foreign Fund.

   The Company, on behalf of Foreign Fund, represents and warrants to the Trust that:

      (a) Foreign Fund is a series of the Company, a corporation organized under the laws of the State of Maryland on August 15, 1977, and is validly existing under the laws of that State. The Company is duly registered under the 1940 Act, as an open-end, management investment company and all of the Foreign Fund Shares sold were sold pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "1933 Act"), except for those shares sold pursuant to the private offering exemption for the purpose of raising initial capital as required by the 1940 Act.

      (b) The Company is authorized to issue two billion six hundred million shares of common stock of Foreign Fund, par value $1.00 per share, each outstanding share of which is fully paid, non-assessable, freely transferable and has full voting rights, and currently issues shares of two
   (2) series, including Foreign Fund. Foreign Fund is further divided into five classes of shares of which Foreign Fund Shares represent three classes:
   Class A, Class C and Advisor Class shares of beneficial interest. No shareholder of the Company shall have any option, warrant or preemptive right of subscription or purchase with respect to Foreign Fund Shares.

      (c) The financial statements appearing in the Foreign Fund's Annual Report to Shareholders for the fiscal year ended August 31, 2002, audited by PricewaterhouseCoopers LLP, copies of which have been delivered to the Trust, and any interim unaudited financial statements, copies of which may be furnished to the Trust, fairly present the financial position of Foreign Fund as of such date and the results of its operations for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis.

      (d) The books and records of Foreign Fund accurately summarize the accounting data represented and contain no material omissions with respect to the business and operations of Foreign Fund.

      (e) The Company has the power to own all of its properties and assets, to perform its obligations under this Plan and to consummate the transactions contemplated herein. The Company is not required to qualify to do business in any jurisdiction in which it is not so qualified or where failure to qualify would subject it to any material liability or disability. The Company has all necessary federal, state and local authorizations, consents and approvals required to own all of its properties and assets and to conduct Foreign Fund's business as such business is now being conducted and to consummate the transactions contemplated herein.

      (f) The Company, on behalf of Foreign Fund, is not a party to or obligated under any provision of its Articles of Incorporation, as amended ("Articles of Incorporation") or Amended and Restated By-laws ("By-laws"), or any contract or any other commitment or obligation and is not subject to any order or decree that would be violated by its execution of or performance under this Plan, and no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Company of the transactions contemplated by the Plan, except for the registration of the Foreign Fund Shares under the 1933 Act, the 1940 Act, or as may otherwise be required under the federal and state securities laws or the rules and regulations thereunder.

      (g) The Company has elected to treat Foreign Fund as a regulated investment company ("RIC") for federal income tax purposes under Part I of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), Foreign Fund is a "fund" as defined in Section 851(g)(2) of the Code, has qualified as a RIC for each taxable year since its inception and will qualify as a RIC as of the Closing Date, and consummation of the transactions contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing Date.

      (h) Foreign Fund is not under jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

      (i) Foreign Fund does not have any unamortized or unpaid organizational fees or expenses.

      (j) All information to be furnished by the Company to the Trust for use in preparing any prospectus, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete and shall comply in all material respects with federal securities and other laws and regulations applicable thereto.

      (k) Foreign Fund does not have any known liabilities, costs or expenses of a material amount, contingent or otherwise, other than those incurred in the ordinary course of business as an investment company.

      (l) There is no intercorporate indebtedness existing between Pacific Growth Fund and Foreign Fund that was issued, acquired or will be settled at a discount.

      (m) Foreign Fund does not own, directly or indirectly, nor has it owned during the past five (5) years, directly or indirectly, any shares of Pacific Growth Fund.

      (n) The Company has no plan or intention to issue additional shares of Foreign Fund following the reorganization except for shares issued in the ordinary course of its business as a series of an open-end investment company; nor does the Company have any plan or intention to redeem or otherwise reacquire any shares of Foreign Fund issued pursuant to the Plan of Reorganization, other than in the ordinary course of its business or to the extent necessary to comply with its legal obligation under Section 22(e) of the 1940 Act.

      (o) Foreign Fund will actively continue Pacific Growth Fund's business in substantially the same manner that Pacific Growth Fund conducted that business immediately before the Plan of Reorganization. Foreign Fund has no plan or intention to sell or otherwise dispose of any of the former assets of Pacific Growth Fund, except for dispositions made in the ordinary course of its business or dispositions necessary to maintain its qualification as a RIC, although in the ordinary course of its business, Foreign Fund will continuously review its investment portfolio (as Pacific Growth Fund did before the Plan of Reorganization) to determine whether to retain or dispose of particular stocks or securities, including those included among the former assets of Pacific Growth Fund.

      (p) The Form N-14 Registration Statement referred to in Section 7(g) hereof (other than the portions of such documents based on information furnished by or on behalf of the Trust for inclusion or incorporation by reference therein), and any Prospectus or Statement of Additional Information of Foreign Fund contained or incorporated therein by reference, and any supplement or amendment to the Form N-14 Registration Statement or any such Prospectus or Statement of Additional Information, on the effective and clearance dates of the Form N-14 Registration Statement, on the date of the Special Meeting of Pacific Growth Fund shareholders, and on the Closing
   Date: (a) shall comply in all material respects with the provisions of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, the rules and regulations thereunder, and all applicable state securities laws and the rules and regulations thereunder; and (b) shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements were made, not misleading.

5.  Representations and Warranties by the Trust on behalf of Pacific Growth
Fund.

   The Trust, on behalf of Pacific Growth Fund, represents and warrants to the Company that:

      (a) Pacific Growth Fund is a series of the Trust, a statutory trust created under the laws of the State of Delaware on March 19, 1991, and is validly existing under the laws of that State. The Trust is duly registered under the 1940 Act as an open-end, management investment company and all of the Trust's Pacific Growth Fund Shares sold were sold pursuant to an effective registration statement filed under the 1933 Act, except for those shares sold pursuant to the private offering exemption for the purpose of raising the required initial capital, as required by the 1940 Act.

      (b) The Trust is authorized to issue an unlimited number of shares of beneficial interest of Pacific Growth Fund, par value $0.01 per share, each outstanding share of which is fully paid, non-assessable, freely transferable and has full voting rights, and currently issues shares of two
   (2) series, including Pacific Growth Fund. Pacific Growth Fund has three classes of shares: Class A, Class C and Advisor Class, and an unlimited number of shares of beneficial interest of the Trust have been allocated and designated to each class of Pacific Growth Fund. No shareholder of the Trust has or will have any option, warrant or preemptive rights of subscription or purchase with respect to Pacific Growth Fund Shares.

      (c) The financial statements appearing in Pacific Growth Fund's Annual Report to Shareholders for the fiscal year ended October 31, 2002, audited by PricewaterhouseCoopers LLP, copies of which have been delivered, or will be delivered, to the Company, and any interim financial statements for the Trust which may be furnished to the Company, fairly present the financial position of Pacific Growth Fund as of such date and the results of its operations for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis.

      (d) The books and records of Pacific Growth Fund accurately summarize the accounting data represented and contain no material omissions with respect to the business and operations of Pacific Growth Fund.

      (e) The Trust has the power to own all of its properties and assets, to perform its obligations under this Plan and to consummate the transactions contemplated herein. The Trust is not required to qualify to do business in any jurisdiction in which it is not so qualified or where failure to qualify would subject it to any material liability or disability. The Trust has all necessary federal, state and local authorizations, consents and approvals required to own all of its properties and assets and to conduct Pacific Growth Fund's business as such business is now being conducted and to consummate the transactions contemplated herein.

      (f) The Trust, on behalf of Pacific Growth Fund, is not a party to or obligated under any provision of its Agreement and Declaration of Trust or Bylaws, or any contract or any other commitment or obligation, and is not subject to any order or decree, that would be violated by its execution of or performance under this Plan. The Trust has furnished the Company with copies or descriptions of all material agreements or other arrangements to which Pacific Growth Fund is a party. Pacific Growth Fund has no material contracts or other commitments (other than this Plan or agreements for the purchase of securities entered into in the ordinary course of business and consistent with its obligations under this Plan) which will not be terminated by Pacific Growth Fund in accordance with their terms at or prior to the Closing Date.

      (g) The Trust has elected to treat Pacific Growth Fund as a RIC for federal income tax purposes under Part I of Subchapter M of the Code. Pacific Growth Fund is a "fund" as defined in section 851(g)(2) of the Code, has qualified as a RIC for each taxable year since its inception, and will qualify as a RIC as of the Closing Date, and consummation of the transactions contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing Date.

      (h) Pacific Growth Fund is not under jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

      (i) Pacific Growth Fund does not have any unamortized or unpaid organization fees or expenses.

      (j) The Prospectuses for Class A, Class C and Advisor Class shares of Pacific Growth Fund, dated March 1, 2003, and the corresponding Statements of Additional Information, dated March 1, 2003, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and any amended, revised, or new prospectus or statement of additional information of Pacific Growth Fund or any supplement thereto, that is hereafter filed with the SEC (copies of which documents shall be provided to the Company promptly after such filing), shall not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

      (k) Pacific Growth Fund does not have any known liabilities, costs or expenses of a material amount, contingent or otherwise, other than those reflected in the financial statements referred to in Section 5(c) hereof and those incurred in the ordinary course of business as an investment company since the dates of those financial statements. On the Closing Date, the Trust shall advise the Company in writing of all Pacific Growth Fund's known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued at such time.

      (l) Since October 31, 2002, there has not been any material adverse change in Pacific Growth Fund's financial condition, assets, liabilities, or business other than changes occurring in the ordinary course of its business.

      (m) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Pacific Growth Fund or the Trust of the transactions contemplated by the Plan, except as may be required under the federal or state securities laws or the rules and regulations thereunder.

      (n) The information to be furnished by the Trust or Pacific Growth Fund for use in preparing the Form N-14 Registration Statement referred to in
   Section 7(g) hereof, and the Proxy Statement/Prospectus to be included in the Form N-14 Registration Statement, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete and shall comply in all material respects with federal securities and other laws and regulations thereunder applicable thereto.

      (o) There is no intercorporate indebtedness existing between Pacific Growth Fund and Foreign Fund that was issued, acquired or will be settled at a discount.

      (p) There is no plan or intention of Pacific Growth Fund shareholders who individually own 5% or more of shares of Pacific Growth Fund and, to the best of the Trust's knowledge, there is no plan or intention of the remaining Pacific Growth Fund shareholders to redeem or otherwise to dispose of any shares of Foreign Fund to be received by them in the Plan of Reorganization (but redemptions and dispositions of shares of Foreign Fund may occur in the future as a consequence of investment decisions unrelated to the Plan of Reorganization). The Trust does not anticipate dispositions of shares of Pacific Growth Fund at the time or soon after the reorganization to exceed the usual rate and frequency of redemptions of shares of Pacific Growth Fund as a series of an open-end investment company. Consequently, the Trust is not aware of any plan that would cause the percentage of shareholder interests, if any, that will be disposed of as a result of or at the time of the Plan of Reorganization to be 1% or more of the shares of Pacific Growth Fund outstanding as of the Closing Date.

      (q) As of the Closing Date, Pacific Growth Fund will not have outstanding any warrants, options, convertible securities, or any other type of rights pursuant to which any person could acquire shares of Pacific Growth Fund, except for the right of investors to acquire its shares at the applicable stated offering price in the normal course of its business as an open-end diversified management investment company operating under the 1940 Act.

      (r) Throughout the five year period ending on the Closing Date, Pacific Growth Fund will have conducted its historic business within the meaning of
   Section 1.368-1(d) of the Income Tax Regulations under the Code.

6.  Representations and Warranties by the Trust and the Company.

   The Trust, on behalf of Pacific Growth Fund, and the Company, on behalf of Foreign Fund, each represents and warrants to the other that:

      (a) The statement of assets and liabilities to be furnished by it as of 4:00 p.m. Eastern time on the Closing Date for the purpose of determining the number of Foreign Fund Shares to be issued pursuant to Section 1 of this Plan, will accurately reflect each Fund's Net Assets and outstanding shares of beneficial interest, as of such date, in conformity with generally accepted accounting principles applied on a consistent basis.

      (b) At the Closing, it will have good and marketable title to all of the securities and other assets shown on the statement of assets and liabilities referred to in (a) above, free and clear of all liens or encumbrances of any nature whatsoever, except such imperfections of title or encumbrances as do not materially detract from the value or use of the assets subject thereto, or materially affect title thereto.

      (c) Except as disclosed in its currently effective prospectus relating to Pacific Growth Fund, in the case of the Trust, and Foreign Fund, in the case of the Company, there is no material suit, judicial action, or legal or administrative proceeding pending or threatened against it. Neither the Company nor the Trust are a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects Foreign Fund's or Pacific Growth Fund's business or their ability to consummate the transactions herein contemplated.

      (d) There are no known actual or proposed deficiency assessments with respect to any taxes payable by it.

      (e) The execution, delivery, and performance of this Plan have been duly authorized by all necessary action of its Board of Trustees/Directors, as the case may be, and this Plan, subject to the approval of Pacific Growth Fund's shareholders in the case of the Trust, constitutes a valid and binding obligation enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      (f) It anticipates that consummation of this Plan will not cause Pacific Growth Fund, in the case of the Trust, and Foreign Fund, in the case of the Company, to fail to conform to the requirements of Subchapter M of the Code for federal income taxation qualification as a RIC at the end of its fiscal year.

7.  Covenants of the Trust and the Company.

   (a) The Trust, on behalf of Pacific Growth Fund, and the Company, on behalf of Foreign Fund, each covenant to operate their respective businesses as presently conducted between the date hereof and the Closing, it being understood that such ordinary course of business will include customary dividends and distributions and any other distribution necessary or desirable to minimize federal income or excise taxes.

   (b) The Trust, on behalf of Pacific Growth Fund, undertakes that it will not acquire Foreign Fund Shares for the purpose of making distributions thereof to anyone other than Pacific Growth Fund's shareholders.

   (c) The Trust, on behalf of Pacific Growth Fund, undertakes that, if this Plan is consummated, it will liquidate and dissolve Pacific Growth Fund.

   (d) The Trust, on behalf of Pacific Growth Fund, and the Company, on behalf of Foreign Fund, each agree that, by the Closing, all of their Federal and other tax returns and reports required by law to be filed on or before such date shall have been filed, and all Federal and other taxes shown as due on said returns shall have either been paid or adequate liability reserves shall have been provided for the payment of such taxes, and to the best of their knowledge no such tax return is currently under audit and no tax deficiency or liability has been asserted with respect to such tax returns or reports by the Internal Revenue Service or any state or local tax authority.

   (e) At the Closing, the Trust, on behalf of Pacific Growth Fund, will provide Foreign Fund a copy of the shareholder ledger accounts, certified by Pacific Growth Fund's transfer agent or its President to the best of its or his knowledge and belief, for all the shareholders of record of Pacific Growth Fund Shares as of 4:00 p.m. Eastern time on the Closing Date who are to become shareholders of Foreign Fund as a result of the transfer of assets that is the subject of this Plan.

   (f) The Board of Trustees of the Trust shall call and the Trust shall hold, a Special Meeting of Pacific Growth Fund's shareholders to consider and vote upon this Plan (the "Special Meeting") and the Trust shall take all other actions reasonably necessary to obtain approval of the transactions contemplated herein. The Trust agrees to mail to each shareholder of record of Pacific Growth Fund entitled to vote at the Special Meeting at which action on this Plan is to be considered, in sufficient time to comply with requirements as to notice thereof, a combined Prospectus/Proxy Statement that complies in all material respects with the applicable provisions of Section 14(a) of the 1934 Act and Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder.

   (g) The Company will file with the U.S. Securities and Exchange Commission a registration statement on Form N-14 under the 1933 Act relating to Foreign Fund Shares issuable hereunder ("Registration Statement"), and will use its best efforts to provide that the Registration Statement becomes effective as promptly as is practicable. At the time it becomes effective, the Registration Statement will (i) comply in all material respects with the applicable provisions of the 1933 Act, and the rules and regulations promulgated thereunder; and (ii) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time the Registration Statement becomes effective, at the time of the Special Meeting, and at the Closing Date, the prospectus and statement of additional information included in the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

   (h) Subject to the provisions of this Plan, the Company and the Trust each shall take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate the transactions contemplated by this Plan.

   (i) The Trust shall furnish to the Company on the Closing Date a Statement of Assets and Liabilities of Pacific Growth Fund as of the Closing Date, which statement shall be prepared in accordance with GAAP consistently applied and shall be certified by Pacific Growth Fund's Treasurer or Assistant Treasurer. As promptly as practicable, but in any case, within forty-five (45) days after the Closing Date, the Trust shall furnish to the Company, in such form as is reasonably satisfactory to the Company, a statement of the earnings and profits of Pacific Growth Fund for federal income tax purposes, and of any capital loss carryovers and other items that will be carried over to Foreign Fund as a result of Section 381 of the Code, which statement shall be certified by Pacific Growth Fund's Treasurer or Assistant Treasurer. The Trust covenants that Pacific Growth Fund has no earnings and profits that were accumulated by it or any acquired entity during a taxable year when it or such entity did not qualify as a RIC under the Code, or, if it has such earnings and profits, it shall distribute them to its shareholders prior to the Closing Date.

   (j) The Trust shall deliver to the Company at the Closing Date confirmation or other adequate evidence as to the tax costs and holding periods of the assets and property of Pacific Growth Fund transferred to the Company in accordance with the terms of this Plan.

8.  Conditions Precedent to be Fulfilled by the Trust and the Company.

   The consummation of this Plan hereunder shall be subject to the following respective conditions:

      (a) That: (i) all the representations and warranties of the other party contained herein shall be true and correct as of the Closing with the same effect as though made as of and at such date; (ii) the other party shall have performed all obligations required by this Plan to be performed by it prior to the Closing; and (iii) the other party shall have delivered to such party a certificate signed by the President and by the Secretary or equivalent officer to the foregoing effect.

      (b) That each party shall have delivered to the other party a copy of the resolutions approving the Plan adopted and approved by the appropriate action of the Board of Directors/Trustees certified by its Secretary or equivalent officer of each of the Funds.

      (c) That the U.S. Securities and Exchange Commission shall not have issued an unfavorable management report under Section 25(b) of the 1940 Act or instituted or threatened to institute any proceeding seeking to enjoin consummation of the Plan under Section 25(c) of the 1940 Act. And, further, no other legal, administrative or other proceeding shall have been instituted or threatened that would materially affect the financial condition of either party or would prohibit the transactions contemplated hereby.

      (d) That this Plan and the Plan of Reorganization contemplated hereby shall have been adopted and approved by the appropriate action of the shareholders of Pacific Growth Fund at an annual or special meeting or any adjournment thereof.

      (e) That a distribution or distributions shall have been declared for Pacific Growth Fund prior to the Closing Date that, together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of its ordinary income and all of its capital gain net income, if any, for the period from the close of its last fiscal year to 4:00 p.m. Eastern time on the Closing Date; and (ii) any undistributed ordinary income and capital gain net income from any period to the extent not otherwise declared for distribution. Capital gain net income has the meaning given such term by Section 1222(g) of the Code.

      (f) That all required consents of other parties and all other consents, orders, and permits of federal, state and local authorities (including those of the U.S. Securities and Exchange Commission (the "SEC") and of state Blue Sky securities authorities, including any necessary "no-action" positions or exemptive orders from such federal and state authorities) to permit consummation of the transaction contemplated hereby shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of material adverse effect on the assets and properties of Pacific Growth Fund or Foreign Fund.

      (g) That there shall be delivered to the Trust, on behalf of Pacific Growth Fund, and the Company, on behalf of Foreign Fund, an opinion, from Messrs. Stradley Ronon Stevens & Young, LLP, counsel to the Company, to the effect that, provided the transaction contemplated hereby is carried out in accordance with this Plan and based upon certificates of the officers of the Trust and the Company with regard to matters of fact:

          (1) The acquisition by Foreign Fund of substantially all the assets of Pacific Growth Fund as provided for herein in exchange for Foreign Fund Shares followed by the distribution by Pacific Growth Fund to its shareholders of Foreign Fund Shares in complete liquidation of Pacific Growth Fund will qualify as a reorganization within the meaning of
       Section 368(a)(1) of the Code, and Pacific Growth Fund and Foreign Fund will each be a "party to the reorganization" within the meaning of
       Section 368(b) of the Code;

          (2) No gain or loss will be recognized by Pacific Growth Fund upon the transfer of substantially all of its assets to Foreign Fund in exchange solely for voting shares of Foreign Fund (Sections 361(a) and 357(a) of the Code). No opinion, however, will be expressed as to whether any accrued market discount will be required to be recognized as ordinary income pursuant to Section 1276 of the Code;

          (3) Foreign Fund will recognize no gain or loss upon the receipt of substantially all of the assets of Pacific Growth Fund in exchange solely for voting shares of Foreign Fund (Section 1032(a) of the Code);

          (4) No gain or loss will be recognized by Pacific Growth Fund upon the distribution of Foreign Fund Shares to its shareholders in liquidation of Pacific Growth Fund (in pursuance of the Plan) (Section 361(c)(1) of the Code);

          (5) The basis of the assets of Pacific Growth Fund received by Foreign Fund will be the same as the basis of such assets to Pacific Growth Fund immediately prior to the Plan of Reorganization (Section 362(b) of the Code);

          (6) The holding period of the assets of Pacific Growth Fund received by Foreign Fund will include the period during which such assets were held by Pacific Growth Fund (Section 1223(2) of the Code);

          (7) No gain or loss will be recognized by the shareholders of Pacific Growth Fund upon the exchange of their shares in Pacific Growth Fund for voting shares of Foreign Fund including fractional shares to which they may be entitled (Section 354(a) of the Code);

          (8) The basis of Foreign Fund Shares received by the shareholders of Pacific Growth Fund shall be the same as the basis of the Pacific Growth Fund Shares exchanged therefor (Section 358(a)(1) of the Code);

          (9) The holding period of Foreign Fund Shares received by shareholders of Pacific Growth Fund (including fractional shares to which they may be entitled) will include the holding period of the Pacific Growth Fund Shares surrendered in exchange therefor, provided that the Pacific Growth Fund Shares were held as a capital asset on the effective date of the exchange (Section 1223(1) of the Code); and

          (10) Foreign Fund will succeed to and take into account as of the date of the transfer (as defined in Section 1.381(b)-1(b) of the regulations issued by the United States Treasury ("Treasury Regulations")) the items of Pacific Growth Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations.

      (h) That there shall be delivered to the Company, on behalf of Foreign Fund, an opinion in form and substance satisfactory to it from Messrs. Stradley Ronon Stevens & Young, LLP, counsel to the Trust, on behalf of Pacific Growth Fund, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws now or hereafter affecting generally the enforcement of creditors' rights:

          (1) Pacific Growth Fund is a series of the Trust and that the Trust is a validly existing statutory trust in good standing under the laws of the State of Delaware;

          (2) The Trust is authorized to issue an unlimited number of shares of beneficial interest, par value $0.01 per share, of Pacific Growth Fund. Three classes of shares of Pacific Growth Fund (Class A, Class C, and Advisor Class) have been designated as Pacific Growth Fund Shares, and an unlimited number of shares of beneficial interest of the Trust have been allocated to Pacific Growth Fund Shares. Assuming that the initial shares of beneficial interest of Pacific Growth Fund were issued in accordance with the 1940 Act and the Agreement and Declaration of Trust and Bylaws of the Trust, and that all other outstanding shares of Pacific Growth Fund were sold, issued and paid for in accordance with the terms of Pacific Growth Fund's prospectus in effect at the time of such sales, each such outstanding share is fully paid, non-assessable, freely transferable and has full voting rights;

          (3) The Trust is an open-end investment company of the management type registered as such under the 1940 Act;

          (4) Except as disclosed in Pacific Growth Fund's currently effective prospectus, such counsel does not know of any material suit, action, or legal or administrative proceeding pending or threatened against Pacific Growth Fund, the unfavorable outcome of which would materially and adversely affect the Trust or Pacific Growth Fund;

          (5) The execution and delivery of this Plan and the consummation of the transactions contemplated hereby have been duly authorized by all necessary trust action on the part of the Trust on behalf of Pacific Growth Fund; and

          (6) To the knowledge of such counsel, neither the execution, delivery, nor performance of this Plan by the Trust, on behalf of Pacific Growth Fund, violates any provision of its Agreement and Declaration of Trust or Bylaws, or the provisions of any agreement or other instrument filed by the Trust as an exhibit to its Registration Statement on Form N-1A; this Plan is the legal, valid and binding obligation of the Trust, on behalf of Pacific Growth Fund, and is enforceable against the Trust, on behalf of Pacific Growth Fund, in accordance with its terms.

In giving the opinions set forth above, this counsel may state that it is relying on certificates of the officers of the Trust with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of the Trust.

      (i) That there shall be delivered to the Trust, on behalf of Pacific Growth Fund, an opinion in form and substance satisfactory to it from Messrs. Stradley Ronon Stevens & Young, LLP, counsel to the Company, on behalf of Foreign Fund, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws now or hereafter affecting generally the enforcement of creditors' rights:

          (1) Foreign Fund is a series of the Company and the Company is a validly existing corporation in good standing under the laws of the State of Maryland;

          (2) The Company is authorized to issue two billion six hundred million shares of common stock, par value $1.00 per share of Foreign Fund. Foreign Fund is further divided into five (5) classes of shares of which Foreign Fund Shares constitute Class A, Class C and Advisor Class shares, par value $1.00 per share. Assuming that the initial shares of common stock of Foreign Fund were issued in accordance with the 1940 Act, and the Articles of Incorporation and the By-laws of the Company, and that all other outstanding shares of Foreign Fund were sold, issued and paid for in accordance with the terms of Foreign Fund's prospectus in effect at the time of such sales, each such outstanding share of Foreign Fund is fully paid, non-assessable, freely transferable and has full voting rights;

          (3) Foreign Fund is an open-end investment company of the management type registered as such under the 1940 Act;

          (4) Except as disclosed in Foreign Fund's currently effective prospectus, such counsel does not know of any material suit, action, or legal or administrative proceeding pending or threatened against Foreign Fund, the unfavorable outcome of which would materially and adversely affect the Company or Foreign Fund;

          (5) Foreign Fund Shares to be issued pursuant to the terms of this Plan have been duly authorized and, when issued and delivered as provided in this Plan, will have been validly issued and fully paid and will be non-assessable by the Company, on behalf of Foreign Fund;

          (6) The execution and delivery of this Plan and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, on behalf of Foreign Fund;

          (7) To the knowledge of such counsel, neither the execution, delivery, nor performance of this Plan by the Company, on behalf of Foreign Fund, violates any provision of its Articles of Incorporation or By-laws, or the provisions of any agreement or other instrument filed by the Company as an exhibit to its Registration Statement on Form N-1A; this Plan is the legal, valid and binding obligation of the Company, on behalf of Foreign Fund, and is enforceable against the Company, on behalf of Foreign Fund, in accordance with its terms; and

          (8) The registration statement of the Company, of which the prospectus dated January 1, 2003 of Foreign Fund is a part (the "Prospectus") is, at the time of the signing of this Plan, effective under the 1933 Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of such registration statement has been issued, and no proceedings for such purpose have been instituted or are pending before or threatened by the U.S. Securities and Exchange Commission under the 1933 Act, and nothing has come to counsel's attention that causes it to believe that, at the time the Prospectus became effective or at the time of the signing of this Plan, such Prospectus (except for the financial statements and other financial and statistical data included therein, as to which counsel need not express an opinion), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and such counsel knows of no legal or government proceedings required to be described in the Prospectus, or of any contract or document of a character required to be described in the Prospectus that is not described as required.

   In giving the opinions set forth above, this counsel may state that it is relying on certificates of the officers of the Company with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of the Company.

      (j) That Pacific Growth Fund shall have received a certificate from the President or any Vice President and the Secretary or any Assistant Secretary of the Company, on behalf of Foreign Fund, to the effect that the statements contained in the Prospectus, at the time the Prospectus became effective and at the date of the signing of this Plan, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      (k) That the Company's Registration Statement with respect to Foreign Fund Shares to be delivered to Pacific Growth Fund's shareholders in accordance with this Plan shall have become effective, and no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, shall have been issued prior to the Closing Date or shall be in effect at Closing, and no proceedings for the issuance of such an order shall be pending or threatened on that date.

      (l) That Foreign Fund Shares to be delivered hereunder shall be eligible for sale with each state commission or agency with which such eligibility is required in order to permit Foreign Fund Shares lawfully to be delivered to each holder of Pacific Growth Fund Shares.

      (m) That, at the Closing, there shall be transferred to the Company, on behalf of Foreign Fund, aggregate Net Assets of Pacific Growth Fund comprising at least 90% in fair market value of the total net assets and 70% of the fair market value of the total gross assets recorded on the books of Pacific Growth Fund on the Closing Date.

      (n) That there be delivered to the Company, on behalf of Foreign Fund, information concerning the tax basis of Pacific Growth Fund in all securities transferred to Foreign Fund, together with shareholder information including the names, addresses, and taxpayer identification numbers of the shareholders of Pacific Growth Fund as of the Closing Date, the number of shares held by each shareholder, the dividend reinvestment elections applicable to each shareholder, and the backup withholding and nonresident alien withholding certifications, notices or records on file with Pacific Growth Fund respect to each shareholder.

9.  Brokerage Fees and Expenses.

   (a) The Trust, on behalf of Pacific Growth Fund, and the Company, on behalf of Foreign Fund, each represents and warrants to the other that there are no broker or finders' fees payable by it in connection with the transactions provided for herein.

   (b) The expenses of entering into and carrying out the provisions of this Plan shall be borne one-quarter by Foreign Fund, one-quarter by Pacific Growth Fund, and one-quarter by Franklin Advisers, Inc. and one-quarter by Templeton Global Advisors Limited.

10.  Termination; Postponement; Waiver; Order.

   (a) Anything contained in this Plan to the contrary notwithstanding, this Plan may be terminated and the Plan of Reorganization abandoned at any time (whether before or after approval thereof by the shareholders of Pacific Growth
Fund) prior to the Closing, or the Closing may be postponed as follows:

      (1) by mutual consent of the Trust, on behalf of Pacific Growth Fund, and the Company, on behalf of Foreign Fund;

      (2) by the Company, on behalf of Foreign Fund, if any condition of its obligations set forth in Section 8 has not been fulfilled or waived and it reasonably appears that such condition or obligation will not or cannot be met; or

      (3) by the Trust, on behalf of Pacific Growth Fund, if any conditions of its obligations set forth in Section 8 has not been fulfilled or waived and it reasonably appears that such condition or obligation will not or cannot be met.

   An election by the Company or the Trust to terminate the Plan and to abandon the Plan of Reorganization shall be exercised respectively, by the Board of Directors or Trustees of either the Company or the Trust.

   (b) If the transactions contemplated by this Plan have not been consummated by December 31, 2003, the Plan shall automatically terminate on that date, unless a later date is agreed to by both the Company and the Trust.

   (c) In the event of termination of the Plan pursuant to the provisions hereof, the same shall become void and have no further effect, and neither the Trust, the Company, Pacific Growth Fund nor Foreign Fund, nor their directors, trustees, officers, or agents or the shareholders of Pacific Growth Fund or Foreign Fund shall have any liability in respect of this Plan, but all expenses incidental to the preparation and carrying out of this Plan shall be paid as provided in Section 9(b) hereof.

   (d) At any time prior to the Closing, any of the terms or conditions of this Plan may be waived by the party who is entitled to the benefit thereof by action taken by that party's Board of Directors or Trustees if, in the judgment of such Board of Directors or Trustees, such action or waiver will not have a material adverse effect on the benefits intended under this Plan to its shareholders, on behalf of whom such action is taken.

   (e) The respective representations and warranties contained in Sections 4 to 6 hereof shall expire with and be terminated by the Plan on the Closing Date, and neither the Trust nor the Company, nor any of their officers, directors, trustees, agents or shareholders shall have any liability with respect to such representations or warranties after the Closing Date. This provision shall not protect any officer, director, trustee, agent or shareholder of the Trust or the Company against any liability to the entity for which that officer, trustee, agent or shareholder so acts or to its shareholders to which that officer, trustee, agent or shareholder would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties in the conduct of such office.

   (f) If any order or orders of the U.S. Securities and Exchange Commission with respect to this Plan shall be issued prior to the Closing and shall impose any terms or conditions that are determined by action of the Board of Trustees of the Trust, on behalf of Pacific Growth Fund, or the Board of Directors of the Company, on behalf of Foreign Fund, to be acceptable, such terms and conditions shall be binding as if a part of this Plan without further vote or approval of the shareholders of Pacific Growth Fund, unless such terms and conditions shall result in a change in the method of computing the number of Foreign Fund Shares to be issued to Pacific Growth Fund in which event, unless such terms and conditions shall have been included in the proxy solicitation material furnished to the shareholders of Pacific Growth Fund prior to the meeting at which the transactions contemplated by this Plan shall have been approved, this Plan shall not be consummated and shall terminate unless the Trust shall promptly call a special meeting of the shareholders of Pacific Growth Fund at which such conditions so imposed shall be submitted for approval.

11. Indemnification.

   (a) The Company, on behalf of Foreign Fund, shall indemnify, defend and hold harmless Pacific Growth Fund, the Trust, its Board of Trustees, officers, employees and agents (collectively "Acquired Fund Indemnified Parties") against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending third party claims, actions, suits or proceedings, whether or not resulting in any liability to such Acquired Fund Indemnified Parties, including amounts paid by any one or more of the Acquired Fund Indemnified Parties in a compromise or settlement of any such claim, action, suit or proceeding, or threatened third party claim, suit, action or proceeding made with the consent of the Company and Foreign Fund, arising from any untrue statement or alleged untrue statement of a material fact contained in the Form N-14 Registration Statement, as filed and in effect with the SEC or any application prepared by the Company and Foreign Fund with any state regulatory agency in connection with the transactions contemplated by this Plan under the securities laws thereof ("Application"); or which arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company and Foreign Fund shall only be liable in such case to the extent that any such loss, claim, demand, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission about the Company and/or Foreign Fund or the transactions contemplated by this Plan made in the Form N-14 Registration Statement or any Application.

   (b) The Trust, on behalf of Pacific Growth Fund, until the time of Pacific Growth Fund's liquidation, shall indemnify, defend, and hold harmless Foreign Fund, the Company, its Board of Directors, officers, employees and agents ("Acquiring Fund Indemnified Parties") against all losses, claims, demands, liabilities, and expenses, including reasonable legal and other expenses incurred in defending third party claims, actions, suits or proceedings, whether or not resulting in any liability to such Acquiring Fund Indemnified Parties, including amounts paid by any one or more of the Acquiring Fund Indemnified Parties in a compromise or settlement of any such claim, suit, action, or proceeding, made with the consent of the Trust, arising from any untrue statement or alleged untrue statement of a material fact contained in the Form N-14 Registration Statement, as filed and in effect with the SEC or any Application; or which arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Trust and Pacific Growth Fund shall only be liable in such case to the extent that any such loss, claim, demand, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission about the Trust and/or Pacific Growth Fund or the transactions contemplated by this Plan made in the Form N-14 Registration Statement or any Application.

   (c) A party seeking indemnification hereunder is hereinafter called the "Indemnified Party" and the party from whom the indemnified party is seeking indemnification hereunder is hereinafter called the "Indemnifying Party." Each Indemnified Party shall notify the Indemnifying Party in writing within ten
(10) days of the receipt by one or more of the Indemnified Parties of any notice of legal process of any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 11, but the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to any Indemnified Party otherwise than under this Section 11. The Indemnifying Party shall be entitled to participate at its own expense in the defense of any claim, action, suit, or proceeding covered by this Section 11, or, if it so elects, to assume at its own expense, the defense thereof with counsel satisfactory to the Indemnified Parties; provided, however, if the defendants in any such action include both the Indemnifying Party and any Indemnified Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall have the right to select separate counsel to assume such legal defense and to otherwise participate in the defense of such action on behalf of such Indemnified Party.

   Upon receipt of notice from the Indemnifying Party to the Indemnified Parties of the election by the Indemnifying Party to assume the defense of such action, the Indemnifying Party shall not be liable to such Indemnified Parties under this Section 11 for any legal or other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof unless (i) the Indemnified Parties shall have employed such counsel in connection with the assumption of legal defenses in accordance with the provision of the immediately preceding sentence (it being understood, however, that the Indemnifying Parties shall not be liable for the expenses of more than one separate counsel); (ii) the Indemnifying Parties do not employ counsel reasonably satisfactory to the Indemnified Parties to represent the Indemnified Parties within a reasonable amount of time after notice of commencement of the action; or (iii) the Indemnifying Parties have authorized the employment of counsel for the Indemnified Parties at its expense.

   (d) This Section 11 shall survive the termination of this Plan and for a period of three (3) years following the Closing Date.

12.  Liability of the Company and the Trust.

   (a) Each party acknowledges and agrees that all obligations of the Company under this Plan are binding only with respect to Foreign Fund; that any liability of the Company under this Plan with respect to the Company, or in connection with the transactions contemplated herein with respect to Foreign Fund, shall be discharged only out of the assets of Foreign Fund; that no other series of the Company shall be liable with respect to this Plan or in connection with the transactions contemplated herein; and that neither the Trust nor Pacific Growth Fund shall seek satisfaction of any such obligation or liability from the shareholders of the Company, the directors, officers, employees or agents of the Company, or any of them.

   (b) Each party acknowledges and agrees that all obligations of the Trust under this Plan are binding only with respect to Pacific Growth Fund; that any liability of the Trust under this Plan with respect to Pacific Growth Fund, or in connection with the transactions contemplated herein with respect to Pacific Growth Fund, shall be discharged only out of the assets of Pacific Growth Fund; that no other series of the Trust shall be liable with respect to this Plan or in connection with the transactions contemplated herein; and that neither the Company nor Foreign Fund shall seek satisfaction of any such obligation or liability from the shareholders of the Trust, the trustees, officers, employees or agents of the Trust, or any of them.

13.  Entire Agreement and Amendments.

   The Plan embodies the entire agreement between the parties and there are no agreements, understandings, restrictions, or warranties relating to the transactions contemplated by the Plan other than those set forth herein or herein provided for. The Plan may be amended only by mutual consent of the parties in writing. Neither the Plan nor any interest herein may be assigned without the prior written consent of the other party.

14.  Counterparts.

   The Plan may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute but one instrument.

15.  Notices.

   Any notice, report, or demand required or permitted by any provision of this Plan shall be in writing and shall be deemed to have been given if delivered or mailed, first class postage prepaid, addressed to Foreign Fund, at Templeton Funds, Inc., 500 East Broward Boulevard, Suite 2100, Fort Lauderdale, Florida 33394, Attention: Secretary, or Pacific Growth Fund, at Franklin Templeton International Trust, One Franklin Parkway, San Mateo, California 94403-1906,
Attention: Secretary, as the case may be.

16.  Governing Law.

   This Plan shall be governed by and carried out in accordance with the laws of the State of Delaware.

   IN WITNESS WHEREOF, the Trust, on behalf of Pacific Growth Fund, and the Company, on behalf of Foreign Fund, have each caused this Plan to be executed on its behalf by its duly authorized officers, all as of the date and year first-above written.

Attest:                                   TEMPLETON FUNDS, INC., on behalf of
                                          TEMPLETON FOREIGN FUND

By: /s/ROBERT C. ROSSELOT                 By:/s/BARBARA J. GREEN
    ----------------------------------      ----------------------------------
    Robert C. Rosselot                       Barbara J. Green
    Assistant Secretary                      Vice President

                                          FRANKLIN TEMPLETON INTERNATIONALTRUST,
                                          on behalf of TEMPLETON PACIFIC GROWTH
Attest:                                   FUND

By: /s/MURRAY L. SIMPSON                  By:/s/DAVID P. GOSS
    ----------------------------------      ----------------------------------
    Murray L. Simpson                        David P. Goss
    Secretary                                Vice President